EXECUTION COPY

October 10, 2011

Pingdingshan Tai Ao Expressway Co., Ltd.
North 30, Jianshe Road, Pingdingshan City,
Henan Province, China

Henan Shengrun Real Estate Co., Ltd.
No.3 25th Floor Unit 1, No.1 Building, 219 Jinshui Road, Zhengzhou，
Henan Province, China

Zhengzhou Simian Real Estate Co., Ltd.
2 Mianfang West Road, Zhongyuan District, Zhengzhou，
Henan Province, China

Loan Set-Off Agreement

Gentlemen:

Reference is hereby made to the various loan agreements and loan renewal agreements set forth on Exhibit A hereto (collectively, the “Loan Agreements”) pursuant to which Pingdingshan Pinglin Expressway Co., Ltd. (“Pingdingshan Pinglin”), an indirect, wholly-owned subsidiary of China Infrastructure Investment Corporation (“CIIC”), lent certain amounts to Pingdingshan Tai Ao Expressway Co., Ltd. (“Pingdingshan Tai Ao”) and Zhumadian Xinyang Expressway Co., Ltd. (“Zhumadian Xinyang”).  Immediately preceding the June Provisions (as defined below), RMB1,215,794,786 Yuan (approximately US$188 million) of principal including advances to Pingdingshan Tai Ao in the amount of RMB258,889,121 Yuan (approximately US$40 million) and RMB120,599,079 Yuan (approximately US$19 million) of interest were due and outstanding in the aggregate under the Loan Agreements].  Reference is also hereby made to the provisions for bad debt expense made by the Company as of June 30, 2011 equal to $66,502,996 with respect to amounts owed by Pingdingshan Tai Ao, and equal to $83,087,504 with respect to amounts owed by Zhumadian Xinyang (collectively, the “June Provisions”).  Following the June Provisions, Pingdingshan Pinglin retained a note receivable from Pingdingshian Tai Ao in the amount of $57,169,593 (the “Outstanding Note Receivable”).

 Given that (i) the Outstanding Note Receivable is non-performing, and (ii) Henan Shengrun Real Estate Co., Ltd. (“Henan Shengrun”), an affiliate of Pingdingshan Tai Ao, owns 100% of the equity interests in Zhengzhou Simian Real Estate Co., Ltd. (“Simian Real Estate”), which respectively holds net assets of US$112,097,242 pursuant to its audited balance sheet as of June 30, 2011 (including real estate assets with an audited balance of real estate under development at approximately US$131 million, which currently appraised at a value of RMB1,000,000,000 Yuan (approximately US$157 million) (pursuant to an appraisal conducted by America Appraisal, the report of which is attached hereto as Exhibit B)), the parties hereto have agreed, subject to the terms and conditions set forth herein, to cancel the Outstanding Note Receivable in consideration for the transfer by Henan Shengrun of 51% of its ownership interests in Simian Real Estate to be effected by the entry of Henan Shengrun into VIE arrangements for the benefit of Pingdingshan Pinglin with respect to 51% of its ownership interests in Simian Real Estate.  The parties agree that such VIE arrangements shall be memorialized pursuant to the forms of exclusive business cooperation agreement, exclusive option agreement, equity pledge agreement and power of attorney attached hereto as Exhibits C through F, respectively, each of which shall be validly dated, executed and delivered as of the date hereof (the “Simian VIE Arrangements”).

Except to the extent specifically set forth below, following satisfaction of the conditions set forth above to the satisfaction of CIIC and Pingdingshan Pinglin in their sole discretion, Pingdingshan Pinglin hereby acknowledges and agrees that (i) all obligations and liabilities of Pingdingshan Tai Ao, including the obligation to pay the Outstanding Note Receivable, shall be deemed discharged, and (ii) Pingdingshan Tai Ao shall no longer be deemed to be a party to any agreement or contract setting forth any obligation to pay the Outstanding Note Receivable.

The parties hereto also further agree that, to the extent that the Simian VIE Arrangements are deemed to be invalid or unenforceable by any court or governmental authority of the People’s Republic of China at any time on or after the date hereof, Pingdingshan Tai Ao, Henan Shengrun and Simian Real Estate will be deemed to be immediately, unconditionally and jointly and severally liable to Pingdingshan Pinglin and CIIC for cash damages in an aggregate amount equal to the Outstanding Note Receivable plus interest from the date hereof.

Any dispute, controversy or claim arising out of or relating to this contract, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with these Rules.  The number of arbitrators shall be three.  The arbitration proceedings shall be conducted in English.

This letter agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Notices under this letter agreement shall be made to the parties hereto as set forth below:

China Infrastructure Investment Corporation
Address:	Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, China
Attn:	Li Xipeng
Phone:	0375-2754377
Facsimile:	0371-68261839

with a copy to:

Loeb & Loeb LLP
Suite 4301, Tower C, Beijing Yintai Center
2 Jianguomenwai Dajie, Chaoyang District
Beijing 100022, China
Attn: Mitchell Nussbaum / Frank Marinaro

Pingdingshan Pinglin Expressway Co., Ltd.
Address:	Pinglin Expressway Toll Gate, Xincheng District, Pingdingshan, Henan Province, China
Attn:	Liu Bei
Phone:	0375-2754377
Facsimile:	0375-2754444

Pingdingshan Tai Ao Expressway Co., Ltd.
Address:	North 30, Jianshe Road, Pingdingshan City, Henan Province, China
Attn:	Ren Junfeng
Phone:	0375- 7258436
Facsimile:	0375-7258222

Henan Shengrun Real Estate Co., Ltd.
Address:	1st Floor, No.12 Building, Xinxin Garden, Jinshui Road, Zhengzhou
Attn:	Shi Jingying
Phone:	0371-68260955
Facsimile:	0371-68260955

Zhengzhou Simian Real Estate Co., Ltd.
Address:	1st Floor, No.12 Building, Xinxin Garden, Jinshui Road, Zhengzhou
Attn:	Fan Jinhua
Phone:	0371-68261738
Facsimile:	0371-68261738

EXECUTION COPY

This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,

China Infrastructure Investment Corporation

By:	/s/ Li Xipeng
Name: Li Xipeng
Title: Chief Executive Officer, Chairman

Pingdingshan Pinglin Expressway Co., Ltd.

By:	/s/ Li Xipeng
Name: Li Xipeng
Title: Chairman

[SIGNATURE LINES CONTINUED ON FOLLOWING PAGE]

FIRST SIGNATURE PAGE TO
LOAN SET-OFF AGREEMENT

Accepted, Acknowledged and Agreed
as of this __ day of October, 2011:

Pingdingshan Tai Ao Expressway Co., Ltd.

By:	/s/ Li Xipeng
Name: Li Xipeng
Title: Chairman

Henan Shengrun Real Estate Co., Ltd.

By:	/s/ Shu Pujuan
Name: Shu Pujuan
Title: Chairman

Zhengzhou Simian Real Estate Co., Ltd.

By:	/s/ Shu Pujuan
Name: Shu Pujuan
Title: Chairman

Exhibit A

Loan Agreement dated June 26, 2005 by and between Pingdingshan Tai Ao Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 28, 2006 by and between Pingdingshan Tai Ao Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 29, 2007 by and between Pingdingshan Tai Ao Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Renewal Agreement dated June 26, 2008 by and between Pingdingshan Tai Ao Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 29, 2010 by and between Pingdingshan Tai Ao Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 18, 2004 by and between Zhumadian Xinyang Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 28, 2006 by and between Zhumadian Xinyang Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 28, 2007 by and between Zhumadian Xinyang Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Renewal Agreement dated June 26, 2008 by and between Zhumadian Xinyang Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

Loan Agreement dated June 29, 2010 by and between Zhumadian Xinyang Expressway Co., Ltd. and Pingdingshan Pinglin Expressway Co., Ltd.

	30-Sep-11
	RMB
Long-Term Note Receivable from related parties
	Principal	Interest	开始时间	Total amount

Tai'ao	480,026,168	60,442,495
			1-Jul-05	540,468,663

Xinyang	476,879,497	60,156,584
			1-Jul-04	537,036,081

Sub-Total	956,905,665	120,599,079		1,077,504,744

Long Term Advance to a related party
Tai'ao	258,889,121			258,889,121

Total	1,215,794,786	120,599,079		1,336,393,865

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

EXHIBIT F